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                                                                     Exhibit 4.3


                        ACCENT OPTICAL TECHNOLOGIES, INC.
                                520 Clyde Avenue
                             Mountain View, CA 94043

                                                  Dated as of September 30, 2000


To Certain Securityholders of Accent
Optical Technologies, Inc.:

      Reference is made to that certain Securityholders Agreement dated as of July 31, 2000 (the "Agreement") by and among JFI II, L.P., Peter M. Joost, Bruce
C. Rhine and Martha H. Rhine, David Johnson, as Trustee of the Rhine 2000 Children's Trust, Bio-Rad Laboratories, Inc., the initial additional securityholders and the initial management securityholders. Section 4.1 of the Agreement is hereby amended by deleting the reference to "60 days" in the proviso at the end of such Section 4.1 and substituting in lieu thereof a reference to "90 days". Except as specifically provided for by this letter, the Agreement shall remain in full force and effect and is hereby ratified and confirmed. This letter may be executed in any number of counterparts, each of which will be an original, but all of which together will constitute one instrument. If this letter expresses your understanding with respect to the matters described herein, please sign this letter where indicated below and return (i) a copy of such executed letter via facsimile to O'Melveny & Meyers LLP, fax number (212) 326-2061, Attention: Brian Hutchings, and (ii) the original of such executed letter via courier to O'Melveny & Myers LLP, 153 East 53rd Street, New York, NY 10022, Attention: Brian Hutchings.

                                               Very truly yours,

                                               ACCENT OPTICAL TECHNOLOGIES, INC.


                                               By:/s/ Bruce C. Rhine
                                                  ------------------------------
                                                  Name:  Bruce C. Rhine
                                                  Title: President
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ACKNOWLEDGED AND AGREED AS OF
THIS 20th DAY OF OCTOBER 2000:

JFI II, L.P.

By:  Joost Enterprises Corporation
Its: General Partner

       By:  /s/  Peter M. Joost
          ----------------------------
       Name:  Peter M. Joost
       Title: President

       /s/  Peter M. Joost
--------------------------------------
Peter M. Joost
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       /s/  Bruce C. Rhine
--------------------------------------
Bruce C. Rhine

       /s/  Martha H. Rhine
--------------------------------------
Martha H. Rhine
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       /s/  David Johnson
--------------------------------------
David Johnson, as Trustee of the Rhine
2000 Children's Trust
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BIO-RAD LABORATORIES, INC.

By:    /s/  Sanford S. Wadler
   -----------------------------------
Name:  Sanford S. Wadler
Title: Vice President
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       /s/  Stephen R. Blight
--------------------------------------
Stephen R. Blight
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       /s/  Gregory A. Kaiser
--------------------------------------
Gregory A. Kaiser
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       /s/  Brian R. Hale
--------------------------------------
Brian R. Hale
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       /s/  Gregory A. Kaiser
--------------------------------------
Gregory A. Kaiser